FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is made as of this 11th day of July, 2024 (the “Effective Date”), by and between 55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company, having an address c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, as landlord (“Landlord”), and CARGURUS, INC., a Delaware corporation, having an address at Two Canal Park, Suite 4, Cambridge, MA 02141, as tenant (“Tenant”).

WHEREAS, Landlord and Tenant are landlord and tenant, respectively, under that certain Office Lease Agreement dated as of March 11, 2016, as amended by that certain First Amendment to Lease dated as of July 30, 2016, that certain Second Amendment to Lease dated as of August 30, 2019 and that certain Third Amendment to Lease dated as of July 1, 2020 (collectively, the “Lease”), for certain premises in the building located at 55 Cambridge Parkway, Cambridge, Massachusetts (the “Building”), containing approximately 73,312 rentable square feet in the aggregate (collectively, the “Premises”), consisting of (i) 15,267 rentable square feet of space on the fifth (5th) floor of the West Wing of the Building (the “5W Premises”), (ii) approximately 15,267 rentable square feet on the sixth (6th) floor of the West Wing of the Building (the “6W Premises”), (iii) approximately 21,389 rentable square feet of space on the fifth (5th) floor of the East Wing of the Building (the “5E Premises”), and (iv) approximately 21,389 rentable square feet of space on the sixth (6th) floor of the East Wing of the Premises (the “6E Premises”).

WHEREAS, the Original Term of the Lease is scheduled to expires on January 31, 2025 (the “Expiration Date”).

WHEREAS, the parties desire to memorialize Tenant’s agreement to convey to Landlord certain existing personal property located in the 6W Premises at the end of the Original Term, as hereinafter set forth. Capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease.

WITNESSETH

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Existing 6W FF&E. Notwithstanding anything to the contrary in the Lease, Tenant shall not remove the furniture, fixtures and equipment currently existing in the 6W Premises and listed on Schedule 1 to Exhibit A attached hereto (collectively, the “Existing 6W FF&E”), which Existing 6W FF&E shall remain in the 6W Premises and shall be conveyed to Landlord, effective as of the Expiration Date, for no additional consideration, pursuant to the bill of sale attached hereto as Exhibit A (the “Bill of Sale”). Tenant’s execution and delivery of this Amendment shall include Tenant’s execution and delivery of the Bill of Sale. Tenant hereby represents and warrants to Landlord that Tenant is the lawful owner of the Existing 6W FF&E and that Tenant has the right to convey to Landlord good and marketable title to the Existing 6W FF&E, free and clear of all liens, claims and encumbrances.

2. Broker. Landlord and Tenant hereby represent and warrant to each other that, other than Lincoln Property Company (the “Broker”), neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment. Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent, other than the Broker, in connection with the procurement of this Amendment because of any act or statement by Tenant.

3. Ratification of Lease Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, Landlord and Tenant hereby ratify all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

4. Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

5. Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

6. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles

7. Authority; Landlord’s Representation Regarding Mortgages And Primary Leases. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment. Landlord represents and warrants that, as of the Effective Date, there are no Mortgages or Primary Leases encumbering the Building.

8. No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by each of the parties hereto.

9. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic mail or facsimile version of an executed original of this Amendment shall be deemed an original, and each of the parties hereto intends to be bound by an electronic mail or facsimile version of a fully-executed original hereof or of an electronic mail or facsimile version of executed counterpart originals hereof.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED under seal as of the date first above written.

LANDLORD:

55 CAMBRIDGE PARKWAY, LLC,

a Delaware limited liability company

By: Invesco ICRE Massachusetts REIT Holdings, LLC, its sole member

By: /s/ Perry Chudnoff

Name: Perry Chudnoff

Title: Vice President and Assistant Secretary

TENANT:

CARGURUS, INC.,

a Delaware corporation

By: /s/ John Hart

Name: John Hart

Title: Facilities Manager

EXHIBIT A

BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION of One Dollar ($1.00), the receipt and sufficiency of which are hereby acknowledged, CARGURUS, INC., a Delaware corporation (“Seller”), hereby sells, assigns, transfers and conveys to 55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company (“Buyer”), all of Seller’s right, title and interest, in and to all of the furniture, fixtures and equipment located in the 6W Premises (as defined in the Fourth Amendment to Lease of even date herewith by and between Buyer, as landlord, and Seller, as tenant) and set forth on Schedule 1 attached hereto (collectively, the “6W FF&E”), effective as of January 31, 2025, which 6W Premises is located within the building known as and numbered 55 Cambridge Parkway, Cambridge, Massachusetts. Seller conveys to Buyer the 6W FF&E with warranty covenants as set forth below.

TO HAVE AND TO HOLD the 6W FF&E unto Buyer, its successors and assigns, to its own use and behalf forever.

Seller hereby covenants with Buyer that it is the lawful owner of the 6W FF&E; that there is no lien, claim, lease, assignment, mortgage or pledge of or other encumbrance upon the 6W FF&E, that Seller has good right to sell the same as aforesaid and Seller has and hereby conveys to Buyer good and marketable title to the 6W FF&E, free and clear of all liens, claims, charges and encumbrances; and that it will warrant and defend the same, against the lawful claims and demands of all persons.

Except as expressly set forth in the prior paragraph, Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the 6W FF&E, including but not limited to, its fitness for any particular purpose or the design or condition of the 6W FF&E, and Buyer accepts the 6W FF&E in “AS IS, WHERE IS” condition

IN WITNESS WHEREOF, Seller has executed this Bill of Sale, under seal, to be effective as of January 31, 2025.

SELLER:

CARGURUS, INC., a Delaware corporation

By: ________________________________

Name:

Title: